Exhibit 99.1

Cellular Biomedicine Group Launches Pre-Clinical Research Study for Chronic Obstructive Pulmonary Disease (COPD)

PALO ALTO, Calif., Oct. 16, 2014 (GLOBE NEWSWIRE) -- Cellular Biomedicine Group Inc. (CBMG) ("CBMG" or the "Company"), a biomedicine firm engaged in the development of new treatments for degenerative and cancerous diseases, today announced the launch of a pre-clinical study of human adipose-derived mesenchymal progenitor cell (haMPC) therapy for Chronic Obstructive Pulmonary Disease (COPD). The study will evaluate the safety and efficacy of haMPCs to treat COPD.

Dr. Wei (William) Cao, Chief Executive Officer of Cellular Biomedicine Group, Inc., commented, "COPD poses a high economic and social burden on families and communities in China, due to the expense of prescription drugs and the impact on quality of life1, with many patients deteriorating to the point of being unable to work and a shortened life span. Over 32 million people in China2 suffer from COPD, so the need for innovative solutions is pressing as this disease represents a significant unmet medical need. We are very excited to further investigate the potential application of regenerative medicine technology in the field of respiratory disease".

About COPD

Respiratory diseases account for 15% of deaths in China3. China currently has over 32 million patients suffering from COPD2. The major risk factors for COPD in China are tobacco smoking, biomass fuel use and genetic susceptibility1.

COPD refers to a group of diseases that block airflow to the lungs and make it difficult to breathe. The two most common conditions that make up COPD are chronic bronchitis and emphysema, which gradually destroys the smallest air passages (bronchioles) in the lungs. Currently the common treatments for COPD, such as use of steroids, inhalers and bronchodilator drugs, aim to control the symptoms and minimize further damage, but do not reverse the tissue damage.

About the Study

The pre-clinical study will be conducted by Shanghai First People's Hospital, a leading teaching hospital affiliated with Shanghai Jiaotong University. Professor Zhou Xin, director of the hospital's respiratory department and chairperson of Respiratory Diseases Division of Shanghai Medical Association, will lead the study as Principal Investigator. Prof. Zhou is also currently leading the Company's pre-clinical study on adipose derived mesenchymal progenitor cell (haMPC) therapy for asthma.

Reference Material

1: Journal of Thoracic Disease: Vol 5, No 4 (August 2013), Chronic obstructive pulmonary disease in China

2: Based on estimates by World Health Organization (WHO) of 2.5% prevalence of COPD in China

3: Respirology 2013, Asian Pacific Society of Respirology

About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of certain degenerative diseases and cancers. Our developmental stem cell, progenitor cell, and immune cell projects are the result of research and development by scientists and doctors from China and the United States. Our flagship GMP facility, consisting of eight independent cell production lines, is designed, certified and managed according to U.S. standards. To learn more about CBMG, please visit: www.cellbiomedgroup.com.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in doing business. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contact:

Sarah Kelly
Director of Corporate Communications, CBMG
+1 650 566-5064
sarah.kelly@cellbiomedgroup.com
Vivian Chen
Managing Director Investor Relations, Grayling
+1 646 284-9427
vivian.chen@grayling.com